SECURITIES and EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 6, 2002



                               KOGER EQUITY, INC.
             (Exact name of registrant as specified in its charter)


                                     FLORIDA
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                 (State or other jurisdiction of incorporation)


            1-9997                                  59-2898045
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    (Commission File Number)                (IRS Employer Identification No.)


       433 Plaza Real, Suite 335
       Boca Raton, Florida                                  33432
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(Address of principal executive offices)                   (Zip Code)


                                 (561) 395-9666
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              (Registrant's telephone number, including area code)

                                       N/A

          (Former name or former address, if changed since last report)




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Item 2.    Acquisition or Disposition of Assets.

On December 6, 2002, Koger Equity, Inc. (the "Company") acquired The Lakes on Post Oak (the "Property") in Houston, Texas for approximately $102 million. The Property is comprised of three office buildings adjacent to the Galleria Mall, which contain approximately 1.2 million square feet of rentable space. The funds required for this acquisition were drawn from a $77 million mortgage secured by the Property and from the Company's secured revolving credit facility. The Property was acquired from 4849 Greenville I, Ltd. and West Oak/Nissei Associates, unrelated third parties.

The Company considered various factors in determining the price to be paid for this acquisition. Factors considered included the nature of the tenants and terms of leases in place, opportunities for alternative and new tenancies, historical and expected cash flows, occupancy rates, current operating costs on the Property and anticipated changes therein under Company ownership, the physical condition and location of the Property, the need for capital improvements, the anticipated effect on the Company's financial results, and other factors. The Company took into consideration capitalization rates at which it believed other comparable properties had recently sold. However, the Company determined the price it was willing to pay primarily on the factors discussed above relating to the Property itself and its fit into the Company's existing operations. No separate independent appraisal was obtained in connection with this acquisition. The Company, after investigation, is not aware of any material factors, other than those discussed above, that would cause the financial information reported not to be necessarily indicative of future operating results. The Company intends to lease office space in the Property to tenants as it does the other office buildings contained in its portfolio. The Property will be managed by a third party management company.




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Item 7.    Financial Statements and Exhibits

Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

          (a)  Financial Statements of Real Estate Acquired.

               The Company has engaged an independent accounting firm to audit the Property's Statement of Revenues and Certain Expenses for the year ended December 31, 2001. This Statement will be prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Upon the completion of the audit and within 75 days of the reportable event described above, the Company will file the audited Statement as an amendment to this Form 8-K.

          (b)  Pro Forma Financial Statements.

               The Company is currently developing unaudited pro forma financial statements including (i) the Company's pro forma balance sheet as of December 31, 2001, as if the acquisition occurred on December 31, 2001, (ii) the Company's pro forma statement of operations for the year ended December 31, 2001, as if the acquisition occurred on January 1, 2001, and (iii) a pro forma statement of estimated taxable operating results and estimated cash to be made available by operations of the Company for the year ended December 31, 2001, as if the acquisition occurred on January 1, 2001. Within 75 days of the reportable event described above, the Company will file the pro forma financial statements as an amendment to this Form 8-K.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                        KOGER EQUITY, INC.

Dated: December 13, 2002                      By:       /s/ Thomas J. Crocker
                                                 -----------------------------
                                                        Thomas J. Crocker
                                              Title:    Chief Executive Officer



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